U.S. SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 17, 2017

Arkados Group, Inc.

(Exact name of Company as specified in its charter)

Delaware	000-27587	22-3586087
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

211 Warren Street, Suite 320
Newark, NJ 07103
(Address of principal executive offices)

Telephone: (862) 393-1988
(Registrant's Telephone Number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Company under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On March 17, 2017, the registrant entered into a letter of intent with SolBright Renewable Energy, LLC (“SolBright”), a renewable energy design and development company, pursuant to which the registrant agrees to negotiate the acquisition of all or substantially all of the assets of SolBright. The letter of intent includes a mutual non-refundable break-up fee, which obligates the registrant to pay SolBright a non-refundable break-up fee of $250,000 if the registrant ceases to negotiate the proposed acquisition in good faith with SolBright prior to the end of the Exclusivity Period (as such term is defined in the letter of intent). The letter of intent also obligates SolBright to pay the registrant a non-refundable break-up fee of $250,000 if SolBright ceases to negotiate the proposed acquisition in good faith with the registrant prior to the end of the Exclusivity Period. A copy of the letter of intent is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 8.01 Other Events

On March 20, 2017, the registrant issued a press release announcing the execution of the letter of intent with SolBright regarding the acquisition of all or substantially all of the assets of SolBright. A copy of the press release is attached as Exhibit 99.2 to this Current Report on SEC Form 8-K and is incorporated herein by reference.

The information included in this Item 8.01 of this Current Report on Form 8-K, including the attached Exhibit 99.2, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Item 9.01 Financial Statement and Exhibits

(d) Exhibits.

Exhibit No.	Description

99.1*	Letter of Intent dated March 17, 2017
99.2*	Press Release issued on March 20, 2017

* Furnished herewith.

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Arkados Group, Inc. (Registrant)

Date: March 20, 2017	By:	/s/ Terrence DeFranco
Terrence DeFranco Chief Executive Officer